Exhibit 99

NEWS

CONTACT:	Tom Marder

(301) 380-2553

thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS SECOND QUARTER RESULTS

BETHESDA, MD – July 16, 2009 – Marriott International, Inc. (“Marriott”) (NYSE:MAR) today reported second quarter 2009 adjusted income from continuing operations attributable to Marriott of $84 million, a 56 percent decline over the year-ago quarter, and adjusted diluted earnings per share (“EPS”) from continuing operations attributable to Marriott shareholders of $0.23, down 55 percent. The company’s EPS guidance for the 2009 second quarter, disclosed on April 23, 2009, totaled $0.20 to $0.23.

The reported income from continuing operations attributable to Marriott was $37 million in the second quarter of 2009 compared to reported income from continuing operations attributable to Marriott of $153 million in the year-ago quarter. Reported diluted EPS from continuing operations attributable to Marriott shareholders was $0.10 in the second quarter of 2009 compared to diluted EPS from continuing operations attributable to Marriott shareholders of $0.41 in the second quarter of 2008.

Adjusted results for the 2009 second quarter exclude $57 million pretax ($30 million after-tax and $0.08 per diluted share) of restructuring costs and other charges resulting from the continued soft lodging and timeshare demand environment. Restructuring costs totaled $33 million pretax and primarily included severance costs and timeshare facilities exit costs. Other charges totaled $24 million pretax primarily reflecting revaluation of residual interests from prior timeshare note sales, reserves for loan losses and guarantees and other charges. Of the total restructuring costs and other charges, cash payments are expected to be $31 million. See the table on page A-13 of the accompanying schedules for the detail of these restructuring costs and other charges and their placement on the Consolidated Statements of Income.

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Adjusted results for the 2009 second quarter also exclude $17 million of non-cash charges ($0.05 per diluted share) in the provision for income taxes primarily related to the treatment of funds received from certain foreign subsidiaries that is in ongoing discussions with the Internal Revenue Service (“IRS”).

Adjusted results for the 2008 second quarter exclude the $36 million ($0.10 per diluted share) impact of non-cash items included in the tax provision. These prior year items included a $24 million tax reserve related to the treatment of funds received from certain foreign subsidiaries with the remaining $12 million expense due primarily to prior years’ tax adjustments, including a settlement with the IRS associated with a 1995 leasing transaction.

J.W. Marriott, Jr., chairman and chief executive officer of Marriott International, said, “In the midst of a continued difficult environment for the travel and tourism industry, our company retains its focus on driving revenue, reducing costs and strengthening the balance sheet.

“In the second quarter, we delivered impressive house profit margins as a result of ongoing cost controls and operational improvements, despite a significant decline in revenue per available room. Our efficient delivery of high quality products and services continues to get solid reviews from owners and franchisees as we manage through the difficult economy. Our 110,000-room global hotel development pipeline demonstrates owners’ and franchisees’ ongoing confidence in our brands and management expertise.

“Across the enterprise our lodging brands continue to show significant REVPAR premiums as our teams launch quick-to-market and focused revenue generation initiatives. Our timeshare business rolled out a successful 25th Anniversary stimulus promotion in the second quarter, which significantly improved timeshare contract sales compared to first quarter levels, while significant cost reductions helped the bottom line. We expect timeshare to deliver positive cash flow in 2009.

“Most importantly, both customer and associate satisfaction levels remain high in both our lodging and timeshare businesses. As a result, we remain confident in the long term prospects for our company.”

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In the 2009 second quarter (12-week period from March 28, 2009 to June 19, 2009), REVPAR for the company’s worldwide comparable company-operated properties declined 26.1 percent (23.0 percent using constant dollars) and REVPAR for the company’s worldwide comparable systemwide properties declined 23.6 percent (21.4 percent using constant dollars).

Markets outside North America were impacted by the difficult economic climate as well as concerns about the H1N1 flu. International comparable company-operated REVPAR declined 31.5 percent (22.1 percent using constant dollars), including a 22.3 percent decline in average daily rate (11.6 percent using constant dollars) in the second quarter of 2009.

In North America comparable company-operated REVPAR declined 23.4 percent and comparable systemwide REVPAR declined 21.2 percent. REVPAR at the company’s comparable company-operated North American full-service and luxury hotels (including Marriott Hotels & Resorts, The Ritz-Carlton and Renaissance Hotels & Resorts) was down 23.5 percent driven by a 14.7 percent decline in average daily rate.

Marriott added 62 new properties (8,462 rooms) to its worldwide lodging portfolio in the 2009 second quarter, including the 118-room Renaissance Paris Arc de Triomphe. Three properties (861 rooms) exited the system during the quarter. At quarter-end, the company’s lodging group encompassed 3,286 properties and timeshare resorts for a total of nearly 577,000 rooms. As of the end of the second quarter, the company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled over 110,000 rooms.

Reported results for the 2009 second quarter, the adjusted results and the associated reconciliations are shown on pages A-1 and A-13 of the accompanying schedules. The following paragraphs reflect adjusted results where indicated.

MARRIOTT REVENUES totaled approximately $2.6 billion in the 2009 second quarter compared to $3.2 billion for the second quarter of 2008. Base management and franchise fees declined 19 percent to $219 million reflecting worldwide declines in REVPAR in all brands offset in part by fees from new hotels. With continued soft lodging demand trends worldwide, second quarter incentive management fees declined 66 percent. The percentage of company-operated hotels earning incentive management fees declined to 23 percent in the 2009 second

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quarter compared to 58 percent in the year-ago quarter. Sixty-one percent of incentive management fees came from hotels outside of North America in the 2009 quarter compared to 37 percent in the 2008 quarter.

Worldwide comparable company-operated house profit margins declined 450 basis points in the second quarter reflecting weak REVPAR offset by continued efficiency improvements at the property level. House profit margins for comparable company-operated properties outside North America declined 310 basis points. North American comparable company-operated house profit margins declined 530 basis points from the year-ago quarter.

Owned, leased, corporate housing and other revenue, net of direct expenses, declined 54 percent in the 2009 second quarter, to $21 million, primarily reflecting weaker operating results at owned and leased properties, lower termination fees, and the impact of four hotels converting to management agreements during the second quarter of 2008, partially offset by higher branding fees.

Second quarter adjusted Timeshare segment contract sales declined 37 percent to $212 million excluding the $3 million allowance for fractional and residential contract cancellations recorded in the quarter. While demand remains soft, particularly in fractional and residential products, Marriott Vacation Club’s 25th Anniversary marketing program was successful. Second quarter 2009 adjusted contract sales were $55 million higher than adjusted first quarter 2009 levels.

In the second quarter of 2009, adjusted Timeshare sales and services revenue declined 24 percent to $295 million and, net of expenses, declined to $16 million from $77 million in the 2008 second quarter. Adjusted results reflected lower development profit due to continued soft demand for timeshare, fractional, and residential products and an $8 million charge related to an issue with a state tax authority. Financing profit declined largely as a result of the absence of a note sale in the second quarter of 2009, compared to a $29 million note sale gain recognized in the second quarter of 2008.

Adjusted Timeshare segment results, which includes Timeshare sales and services revenue, net of direct expenses, as well as base management fees, equity earnings, noncontrolling interest and

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general, administrative and other expenses associated with the timeshare business, totaled $15 million in the 2009 second quarter compared to $70 million in the prior year quarter.

ADJUSTED GENERAL, ADMINISTRATIVE AND OTHER expenses for the 2009 second quarter totaled $136 million, a 26 percent decline from the year-ago quarter reflecting cost reductions throughout the organization as well as an $8 million reversal of incentive compensation accruals.

GAINS AND OTHER INCOME totaled $3 million largely related to gains on the sale of real estate. The prior year’s second quarter gains totaled $9 million and included $5 million of gains on the sale of real estate, a $1 million gain from the sale of the company’s interest in a joint venture and $3 million of returns from joint venture investments.

INTEREST EXPENSE decreased $10 million in the second quarter primarily due to lower interest rates on short-term borrowings and lower debt balances.

BALANCE SHEET

At the end of second quarter 2009, total debt was $2,849 million and cash balances totaled $125 million, compared to $3,095 million in debt and $134 million of cash at year-end 2008. As of the end of the second quarter 2009, Marriott had unused capacity of approximately $1.4 billion under its $2.4 billion bank revolver.

COMMON STOCK

Weighted average fully diluted shares outstanding totaled 363.5 million in the 2009 second quarter compared to 371.3 million in the year-ago quarter. The remaining share repurchase authorization, as of June 19, 2009, totaled 21.3 million shares. No share repurchases are planned in 2009.

On May 1, 2009, the Board of Directors declared the issuance of a stock dividend payable on July 30, 2009, to shareholders of record on June 25, 2009. For periods prior to the stock dividend, all share and per share data in our condensed consolidated financial statements and related notes have been retroactively adjusted to reflect the stock dividend.

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OUTLOOK

While Marriott typically provides a range of guidance for future performance, the current global economic and financial climate continues to make predictions very difficult. Therefore, the company is unable to give its typical guidance. Instead, the company is providing the following assumptions which it is using for internal planning purposes. For the third quarter, the company assumes North American comparable systemwide hotel REVPAR declines of 20 to 23 percent. For comparable systemwide hotels outside North America, the company assumes REVPAR declines of 22 to 24 percent on a constant dollar basis. Total fee revenue could total $210 million to $220 million, including incentive fees of only $0 to $10 million. Owned, leased, corporate housing and other revenue, net of direct expenses, could total $0 to $5 million.

In the third quarter, the company assumes Timeshare sales and services revenue, net of direct expenses, totals about $15 million. Third quarter Timeshare contract sales could total $165 million to $175 million.

The company anticipates that general, administrative and other expenses will total about $135 million to $145 million in the third quarter of 2009, a roughly 15 percent decline from the 2008 third quarter.

Based upon the above assumptions and a 39 percent tax rate, adjusted diluted EPS from continuing operations attributable to Marriott shareholders for the 2009 third quarter could total $0.09 to $0.14.

For the full year 2009, the company expects the business climate, particularly the pricing environment, to remain very unpredictable. In addition, booking windows remain very short. For comparable systemwide hotels in North America, the company continues to assume a 17 to 20 percent decline in REVPAR for full year 2009. With continued concerns regarding the H1N1 virus and weakening economies in most international markets, the company assumes full year 2009 REVPAR declines of 17 to 20 percent for comparable systemwide hotels outside North America on a constant dollar basis.

The company expects to open over 30,000 rooms in 2009 as most hotels expected to open are already under construction or undergoing conversion from other brands. All in all, fee revenue

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under these assumptions could total roughly $1,030 million to $1,060 million in 2009. The company estimates that incentive management fees in 2009 would derive largely from international markets. Owned, leased, corporate housing and other revenue, net of direct expenses, could total $55 million to $60 million in 2009. The company estimates that, on a full-year basis, one point of worldwide systemwide REVPAR impacts total fees by approximately $15 million to $20 million and one point of REVPAR impacts owned, leased, corporate housing and other revenue, net of direct expenses, by roughly $4 million.

Similar to lodging, timeshare demand is difficult to predict and the business is more complex to forecast and model, particularly in this weak economic environment. In 2009, if adjusted Timeshare segment contract sales total roughly $800 million, then adjusted Timeshare sales and services revenue, net of direct expenses, could total approximately $45 million. Base management fees associated with the timeshare business are likely to increase and timeshare site, regional and corporate overhead is likely to decline in 2009. In contrast, rental rates remain weak and maintenance fees on unsold units are likely to increase. While the company expects to complete an additional timeshare note sale in 2009, pricing is likely to remain unfavorable, so no note sale gain is assumed. Under this scenario, adjusted Timeshare segment results for 2009 could total approximately $25 million. The company estimates that a $50 million change in Timeshare segment contract sales could impact Timeshare segment pretax earnings by $5 million to $10 million.

The company anticipates that adjusted general, administrative and other expenses will decline from $751 million in 2008 to about $585 million to $605 million in 2009. Further, the company anticipates a 39 percent tax rate for the second half of the year.

While the company cannot forecast results with any certainty, based upon the above assumptions, adjusted diluted EPS from continuing operations attributable to Marriott shareholders for 2009 could total $0.76 to $0.86. Assuming the investment spending levels shown below, debt levels, net of cash, are expected to decline $600 million to $650 million during 2009.

The company expects investment spending in 2009 will decline by more than 50 percent from 2008 levels to approximately $325 million to $375 million. This investment spending estimate

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includes $145 million to $155 million for capital expenditures and maintenance capital spending, $25 million to $35 million for net timeshare development, $80 million to $90 million in new mezzanine financing and mortgage loans, $35 million to $45 million for contract acquisition costs and $40 million to $50 million in equity and other investments (including timeshare equity investments).

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, July 16, 2009 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until July 16, 2010. The webcast will also be available as a podcast from the same site.

The telephone dial-in number for the conference call is 719-325-4805. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, July 16, 2009 until 8 p.m. ET, Thursday, July 23, 2009. To access the replay, call 719-457-0820. The reservation number for the recording is 8493117.

Note: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earnings trends, estimates and assumptions; statements concerning the number of lodging properties we expect to add in the future; our expected cost savings, investment spending and share repurchases; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the depth and duration of the current recession; supply and demand changes for hotel rooms, vacation ownership, condominiums, and corporate housing; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and other risk factors identified in our most recent quarterly report on Form 10-Q; any of which could cause actual results to differ materially from those expressed in or implied by the statements herein. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading lodging company with more than 3,200 lodging properties in 66 countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn, SpringHill Suites and Bulgari brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott brands; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. The company is headquartered in Bethesda, Maryland, USA and had approximately 146,000 employees at 2008 year-end. It is recognized by BusinessWeek as one of the 100 best global brands, by FORTUNE® as one of the best companies to work for, and by the U.S. Environmental Protection Agency (EPA) as Partner of the Year since 2004. In fiscal year 2008, Marriott International reported sales from continuing operations of nearly $13 billion. For more information or reservations, please visit our web site at www.marriott.com. For an interactive online version of Marriott’s 2008 Annual Report, which includes a short video message from Chairman and CEO J.W. Marriott, Jr., visit www.marriott.com/investor.

IRPR#1

Tables follow

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MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

		Adjustments				Adjustments
	As Reported 12 Weeks Ended June 19, 2009	Restructuring Costs & Other Charges[5]	Certain Tax Items	As Adjusted 12 Weeks Ended June 19, 2009**	As Reported 12 Weeks Ended June 13, 2008	Certain Tax Items	As Adjusted 12 Weeks Ended June 13, 2008**	Percent Better/ (Worse) Adjusted 2009 vs. Adjusted 2008
REVENUES
Base management fees	$126	$—	$—	$126	$161	$—	$161	(22)
Franchise fees	93	—	—	93	110	—	110	(15)
Incentive management fees	35	—	—	35	103	—	103	(66)
Owned, leased, corporate housing and other revenue [1]	238	—	—	238	319	—	319	(25)
Timeshare sales and services [2]	283	12	—	295	388	—	388	(24)
Cost reimbursements [3]	1,787	—	—	1,787	2,104	—	2,104	(15)

Total Revenues	2,562	12	—	2,574	3,185	—	3,185	(19)

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing—direct [4]	217	—	—	217	273	—	273	21
Timeshare—direct	279	—	—	279	311	—	311	10
Reimbursed costs	1,787	—	—	1,787	2,104	—	2,104	15
Restructuring costs	33	(33)	—	—	—	—	—	*
General, administrative and other [6]	146	(10)	—	136	184	—	184	26

Total Expenses	2,462	(43)	—	2,419	2,872	—	2,872	16

OPERATING INCOME	100	55	—	155	313	—	313	(50)

Gains and other income [7]	3	—	—	3	9	—	9	(67)
Interest expense	(28)	—	—	(28)	(38)	—	(38)	26
Interest income	9	—	—	9	9	—	9	—
(Provision for) reversal of loan losses	(1)	1	—	—	—	—	—	*
Equity in (losses) earnings [8]	(4)	1	—	(3)	(3)	—	(3)	—

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	79	57	—	136	290	—	290	(53)

Provision for income taxes	(44)	(27)	17	(54)	(139)	36	(103)	48

INCOME FROM CONTINUING OPERATIONS	35	30	17	82	151	36	187	(56)

Discontinued operations—Synthetic Fuel, net of tax [9]	—	—	—	—	4	—	4	(100)

NET INCOME	35	30	17	82	155	36	191	(57)

Add: Net losses attributable to noncontrolling interests, net of tax	2	—	—	2	2	—	2	—

NET INCOME ATTRIBUTABLE TO MARRIOTT	$37	$30	$17	$84	$157	$36	$193	(56)

EARNINGS PER SHARE—Basic
Earnings from continuing operations attributable to Marriott shareholders [10]	$0.10	$0.08	$0.05	$0.24	$0.43	$0.10	$0.53	(55)
Earnings from discontinued operations [9]	—	—	—	—	0.01	—	0.01	(100)

Earnings per share attributable to Marriott shareholders [10]	$0.10	$0.08	$0.05	$0.24	$0.44	$0.10	$0.54	(56)

EARNINGS PER SHARE—Diluted
Earnings from continuing operations attributable to Marriott shareholders [10]	$0.10	$0.08	$0.05	$0.23	$0.41	$0.10	$0.51	(55)
Earnings from discontinued operations [9]	—	—	—	—	0.01	—	0.01	(100)

Earnings per share attributable to Marriott shareholders [10]	$0.10	$0.08	$0.05	$0.23	$0.42	$0.10	$0.52	(56)

Basic Shares [11]	353.7	353.7	353.7	353.7	354.8	354.8	354.8
Diluted Shares [11]	363.5	363.5	363.5	363.5	371.3	371.3	371.3

RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MARRIOTT:

CONSOLIDATED INCOME FROM CONTINUING OPERATIONS	$35	$30	$17	$82	$151	$36	$187	(56)

Add: Losses attributable to noncontrolling interests, net of tax	2	—	—	2	2	—	2	—

INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MARRIOTT	$37	$30	$17	$84	$153	$36	$189	(56)

*		Percent can not be calculated.
**		Denotes non-GAAP financial measures. Please see page A-17 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]	–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees and other revenue.
[2]	–	Timeshare sales and services includes total timeshare revenue except for base management fees, cost reimbursements, real estate gains and joint venture earnings. Timeshare sales and services also includes gains / (losses) on the sale of timeshare note receivable securitizations.
[3]	–	Cost reimbursements include reimbursements from lodging properties for Marriott-funded operating expenses.
[4]	–	Owned, leased and corporate housing—direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.
[5]	–	See page A-13 for information regarding restructuring costs and other charges.
[6]	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[7]	–	Gains and other income includes gains and losses on the sale of real estate, gains on note sales or repayments (except timeshare note securitizations gains), sale of joint ventures, gains on debt extinguishment and income from cost method joint ventures.
[8]	–	Equity in (losses) earnings includes our equity in (losses) / earnings of unconsolidated equity method joint ventures.
[9]	–	Discontinued operations relates to our Synthetic Fuel business which was shut down and substantially all the assets liquidated at December 28, 2007.
[10]	–	Earnings per share attributable to Marriott shareholders plus adjustment items may not equal earnings per share attributable to Marriott shareholders as adjusted due to rounding.
[11]	–	All share numbers and per share amounts have been retroactively adjusted to reflect the stock dividend that will be distributed on July 30, 2009.

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

		Adjustments				Adjustments

	As Reported 24 Weeks Ended June 19, 2009	Restructuring Costs & Other Charges[5]	Certain Tax Items	As Adjusted 24 Weeks Ended June 19, 2009**	As Reported 24 Weeks Ended June 13, 2008	Certain Tax Items	As Adjusted 24 Weeks Ended June 13, 2008**	Percent Better/ (Worse) Adjusted 2009 vs. Adjusted 2008
REVENUES
Base management fees	$251	$—	$—	$251	$309	$—	$309	(19)
Franchise fees	181	—	—	181	206	—	206	(12)
Incentive management fees	78	—	—	78	177	—	177	(56)
Owned, leased, corporate housing and other revenue [1]	458	—	—	458	589	—	589	(22)
Timeshare sales and services [2]	492	29	—	521	714	—	714	(27)
Cost reimbursements [3]	3,597	—	—	3,597	4,137	—	4,137	(13)

Total Revenues	5,057	29	—	5,086	6,132	—	6,132	(17)

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing—direct [4]	424	—	—	424	517	—	517	18
Timeshare—direct	499	1	—	500	624	—	624	20
Reimbursed costs	3,597	—	—	3,597	4,137	—	4,137	13
Restructuring costs	35	(35)	—	—	—	—	—	*
General, administrative and other [6]	320	(48)	—	272	346	—	346	21

Total Expenses	4,875	(82)	—	4,793	5,624	—	5,624	15

OPERATING INCOME	182	111	—	293	508	—	508	(42)

Gains and other income [7]	28	—	—	28	12	—	12	133
Interest expense	(57)	—	—	(57)	(80)	—	(80)	29
Interest income	15	—	—	15	20	—	20	(25)
(Provision for) reversal of loan losses	(43)	43	—	—	2	—	2	(100)
Equity in (losses) earnings [8]	(38)	32	—	(6)	24	—	24	(125)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	87	186	—	273	486	—	486	(44)

Provision for income taxes	(77)	(72)	43	(106)	(214)	36	(178)	40

INCOME FROM CONTINUING OPERATIONS	10	114	43	167	272	36	308	(46)

Discontinued operations—Synthetic Fuel, net of tax [9]	—	—	—	—	3	—	3	(100)

NET INCOME	10	114	43	167	275	36	311	(46)

Add: Net losses attributable to noncontrolling interests, net of tax	4	—	—	4	3	—	3	33

NET INCOME ATTRIBUTABLE TO MARRIOTT	$14	$114	$43	$171	$278	$36	$314	(46)

EARNINGS PER SHARE—Basic
Earnings from continuing operations attributable to Marriott shareholders [10]	$0.04	$0.32	$0.12	$0.48	$0.77	$0.10	$0.87	(45)
Earnings from discontinued operations [9]	—	—	—	—	0.01	—	0.01	(100)

Earnings per share attributable to Marriott shareholders [10]	$0.04	$0.32	$0.12	$0.48	$0.78	$0.10	$0.88	(45)

EARNINGS PER SHARE—Diluted
Earnings from continuing operations attributable to Marriott shareholders [10]	$0.04	$0.31	$0.12	$0.47	$0.74	$0.10	$0.83	(43)
Earnings from discontinued operations [9]	—	—	—	—	0.01	—	0.01	(100)

Earnings per share attributable to Marriott shareholders [10]	$0.04	$0.31	$0.12	$0.47	$0.75	$0.10	$0.84	(44)

Basic Shares [11]	352.7	352.7	352.7	352.7	355.2	355.2	355.2
Diluted Shares [11]	361.6	361.6	361.6	361.6	372.5	372.5	372.5

RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MARRIOTT:

CONSOLIDATED INCOME FROM CONTINUING OPERATIONS	$10	$114	$43	$167	$272	$36	$308	(46)

Add: Losses attributable to noncontrolling interests, net of tax	4	—	—	4	3	—	3	33

INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MARRIOTT	$14	$114	$43	$171	$275	$36	$311	(45)

*		Percent can not be calculated.
**		Denotes non-GAAP financial measures. Please see page A-17 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]	–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees and other revenue.
[2]	–	Timeshare sales and services includes total timeshare revenue except for base management fees, cost reimbursements, real estate gains and joint venture earnings. Timeshare sales and services also includes gains / (losses) on the sale of timeshare note receivable securitizations.
[3]	–	Cost reimbursements include reimbursements from lodging properties for Marriott-funded operating expenses.
[4]	–	Owned, leased and corporate housing—direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.
[5]	–	See page A-13 for information regarding restructuring costs and other charges.
[6]	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[7]	–	Gains and other income includes gains and losses on the sale of real estate, gains on note sales or repayments (except timeshare note securitizations gains), sale of joint ventures, gains on debt extinguishment and income from cost method joint ventures.
[8]	–	Equity in (losses) earnings includes our equity in (losses) / earnings of unconsolidated equity method joint ventures.
[9]	–	Discontinued operations relates to our Synthetic Fuel business which was shut down and substantially all the assets liquidated at December 28, 2007.
[10]	–	Earnings per share attributable to Marriott shareholders plus adjustment items may not equal earnings per share attributable to Marriott shareholders as adjusted due to rounding.
[11]	–	All share numbers and per share amounts have been retroactively adjusted to reflect the stock dividend that will be distributed on July 30, 2009.

MARRIOTT INTERNATIONAL, INC.

BUSINESS SEGMENTS

($ in millions)

	Twelve Weeks Ended		Percent Better/
	June 19, 2009	June 13, 2008	(Worse)
REVENUES

North American Full-Service	$1,142	$1,371	(17)
North American Limited-Service	471	538	(12)
International	250	399	(37)
Luxury	324	403	(20)
Timeshare	355	461	(23)

Total segment revenues [1]	2,542	3,172	(20)
Other unallocated corporate	20	13	54

Total	$2,562	$3,185	(20)

INCOME / (LOSS) FROM CONTINUING OPERATIONS

North American Full-Service	$71	$129	(45)
North American Limited-Service	72	112	(36)
International [2]	27	65	(58)
Luxury	15	23	(35)
Timeshare [2]	(35)	70	(150)

Total segment financial results [1]	150	399	(62)
Other unallocated corporate	(47)	(77)	39
Interest income, provision for loan losses and interest expense	(20)	(29)	31
Income taxes [2]	(46)	(140)	67

Total	$37	$153	(76)

[1]

We consider segment revenues and segment financial results to be meaningful indicators of our performance because they measure changes in our profitability as a lodging company and enable investors to compare the revenues and results of our lodging operations to those of other lodging companies.

[2]

We allocate noncontrolling interests of our consolidated subsidiaries to our segments. Accordingly, we allocated $2 million of noncontrolling interests of our consolidated subsidiaries for the 2009 second quarter as reflected in our income statement as follows: $4 million to our Timeshare segment and $(2) million to provision for income taxes. For the 2008 second quarter, we allocated $2 million of noncontrolling interests as follows: $4 million to our Timeshare segment, $(1) million to our International segment, and $(1) million to provision for income taxes.

MARRIOTT INTERNATIONAL, INC.

BUSINESS SEGMENTS

($ in millions)

	Twenty-Four Weeks Ended		Percent Better/
	June 19, 2009	June 13, 2008	(Worse)
REVENUES

North American Full-Service	$2,308	$2,678	(14)
North American Limited-Service	912	1,026	(11)
International	497	751	(34)
Luxury	675	790	(15)
Timeshare	632	863	(27)

Total segment revenues [1]	5,024	6,108	(18)
Other unallocated corporate	33	24	38

Total	$5,057	$6,132	(18)

INCOME / (LOSS) FROM CONTINUING OPERATIONS

North American Full-Service	$140	$224	(38)
North American Limited-Service	105	198	(47)
International [2]	64	129	(50)
Luxury	(7)	49	(114)
Timeshare [2]	(52)	74	(170)

Total segment financial results [1]	250	674	(63)
Other unallocated corporate	(71)	(125)	43
Interest income, provision for loan losses and interest expense	(85)	(58)	(47)
Income taxes [2]	(80)	(216)	63

Total	$14	$275	(95)

[1]

We consider segment revenues and segment financial results to be meaningful indicators of our performance because they measure changes in our profitability as a lodging company and enable investors to compare the revenues and results of our lodging operations to those of other lodging companies.

[2]

We allocate noncontrolling interests of our consolidated subsidiaries to our segments. Accordingly, we allocated $4 million of noncontrolling interests of our consolidated subsidiaries for the 2009 second quarter year-to-date as reflected in our income statement as follows: $7 million to our Timeshare segment and $(3) million to provision for income taxes. For the 2008 second quarter year-to-date, we allocated noncontrolling interests of $3 million as follows: $6 million to our Timeshare segment, $(1) million to our International segment, and $(2) million to provision for income taxes.

MARRIOTT INTERNATIONAL, INC.

TOTAL LODGING PRODUCTS 1

	Number of Properties			Number of Rooms/Suites
Brand	June 19, 2009	June 13, 2008	vs. June 13, 2008	June 19, 2009	June 13, 2008	vs. June 13, 2008
Domestic Full-Service
Marriott Hotels & Resorts	349	344	5	138,945	137,130	1,815
Renaissance Hotels & Resorts	77	76	1	28,197	27,721	476
Domestic Limited-Service
Courtyard	747	708	39	104,657	98,901	5,756
Fairfield Inn	589	536	53	52,450	47,572	4,878
SpringHill Suites	226	195	31	26,044	22,718	3,326
Residence Inn	567	534	33	67,814	63,843	3,971
TownePlace Suites	173	152	21	17,359	15,195	2,164
International
Marriott Hotels & Resorts	187	179	8	56,514	52,457	4,057
Renaissance Hotels & Resorts	67	64	3	22,698	21,118	1,580
Courtyard	87	77	10	17,110	14,576	2,534
Fairfield Inn	9	9	—	1,109	1,111	(2)
SpringHill Suites	1	1	—	124	124	—
Residence Inn	18	18	—	2,604	2,611	(7)
Marriott Executive Apartments	21	19	2	3,412	3,029	383
Luxury
The Ritz-Carlton—Domestic	37	36	1	11,549	11,437	112
The Ritz-Carlton—International	33	33	—	10,117	10,171	(54)
Bulgari Hotels & Resorts	2	2	—	117	117	—
The Ritz-Carlton Residential	24	21	3	2,539	2,122	417
The Ritz-Carlton Serviced Apartments	3	2	1	474	387	87
Timeshare [2]
Marriott Vacation Club [3]	52	50	2	11,858	11,625	233
The Ritz-Carlton Club—Fractional	10	7	3	461	388	73
The Ritz-Carlton Club—Residential	3	3	—	150	145	5
Grand Residences by Marriott—Fractional	2	2	—	241	248	(7)
Grand Residences by Marriott—Residential	2	1	1	91	65	26

Sub Total Timeshare	69	63	6	12,801	12,471	330

Total	3,286	3,069	217	576,634	544,811	31,823

Number of Timeshare Interval, Fractional and Residential Resorts
	Total Properties [2]	Properties in Active Sales [4]
100% Company-Developed
Marriott Vacation Club [3]	52	29
The Ritz-Carlton Club and Residences	10	8
Grand Residences by Marriott and Residences	4	4

Joint Ventures
The Ritz-Carlton Club and Residences	3	3

Total	69	44

[1]	Total Lodging Products excludes the 2,142 and 2,225 corporate housing rental units as of June 19, 2009 and June 13, 2008, respectively.
[2]	Includes products that are in active sales as well as those that are sold out. We include residential products once they possess a certificate of occupancy.
[3]	Marriott Vacation Club includes Horizons by Marriott Vacation Club products that were previously reported separately.
[4]	Products in active sales may not be ready for occupancy.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties[1]

	Three Months Ended May 31, 2009 and May 31, 2008
	REVPAR		Occupancy			Average Daily Rate
Region	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Caribbean & Latin America	$124.51	-23.5%	67.9%	-11.2	% pts.	$183.40	-10.8%
Continental Europe	$102.98	-18.6%	66.6%	-5.9	% pts.	$154.59	-11.4%
United Kingdom	$92.61	-15.2%	72.1%	-5.3	% pts.	$128.51	-9.0%
Middle East & Africa	$100.59	-22.2%	72.8%	-12.7	% pts.	$138.09	-8.7%
Asia Pacific[2]	$73.57	-28.9%	59.6%	-12.0	% pts.	$123.43	-14.5%

Regional Composite[3]	$97.23	-21.2%	66.8%	-8.5	% pts.	$145.61	-11.1%

International Luxury[4]	$188.29	-26.1%	57.5%	-11.8	% pts.	$327.22	-10.9%

Total International[5]	$106.80	-22.1%	65.8%	-8.9	% pts.	$162.31	-11.6%

Worldwide[6]	$100.67	-23.0%	66.9%	-8.2	% pts.	$150.59	-13.6%

Comparable Systemwide International Properties[1]

	Three Months Ended May 31, 2009 and May 31, 2008
	REVPAR		Occupancy			Average Daily Rate
Region	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Caribbean & Latin America	$108.33	-23.4%	64.3%	-10.2	% pts.	$168.35	-11.3%
Continental Europe	$100.57	-19.6%	64.3%	-7.0	% pts.	$156.52	-10.9%
United Kingdom	$90.20	-15.6%	70.7%	-5.6	% pts.	$127.66	-9.0%
Middle East & Africa	$100.59	-22.2%	72.8%	-12.7	% pts.	$138.09	-8.7%
Asia Pacific[2]	$78.31	-26.7%	61.5%	-11.0	% pts.	$127.39	-13.6%

Regional Composite[3]	$95.22	-21.4%	65.4%	-8.6	% pts.	$145.56	-11.1%

International Luxury[4]	$188.29	-26.1%	57.5%	-11.8	% pts.	$327.22	-10.9%

Total International[5]	$103.26	-22.2%	64.7%	-8.9	% pts.	$159.51	-11.5%

Worldwide[6]	$86.09	-21.4%	66.1%	-7.5	% pts.	$130.17	-12.4%

[1]

We report international results on a period basis, and international statistics on a monthly basis. Statistics are in constant dollars for March through May. International includes properties located outside the Continental United States and Canada, except for Worldwide which also includes North America.

[2]	Does not include Hawaii.
[3]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Courtyard brands. Includes Hawaii.
[4]	International Luxury includes The Ritz-Carlton properties outside of North America and Bulgari Hotels & Resorts.
[5]	Includes Regional Composite and International Luxury.
[6]

Includes international statistics for the three calendar months ended May 31, 2009 and May 31, 2008, and North American statistics for the twelve weeks ended June 19, 2009 and June 13, 2008. Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties[1]

	Five Months Ended May 31, 2009 and May 31, 2008
	REVPAR		Occupancy			Average Daily Rate
Region	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Caribbean & Latin America	$131.99	-19.9%	68.4%	-10.2	% pts.	$192.99	-7.9%
Continental Europe	$96.30	-18.9%	61.4%	-7.1	% pts.	$156.88	-9.6%
United Kingdom	$88.25	-15.0%	68.5%	-5.4	% pts.	$128.88	-8.3%
Middle East & Africa	$101.69	-17.9%	70.4%	-11.5	% pts.	$144.49	-4.5%
Asia Pacific[2]	$75.17	-26.2%	59.2%	-11.1	% pts.	$127.02	-12.4%

Regional Composite[3]	$96.22	-19.7%	64.3%	-8.4	% pts.	$149.68	-9.1%

International Luxury[4]	$189.56	-22.8%	57.0%	-10.7	% pts.	$332.67	-8.2%

Total International[5]	$106.04	-20.2%	63.5%	-8.7	% pts.	$166.94	-9.3%

Worldwide[6]	$97.82	-20.7%	63.8%	-7.9	% pts.	$153.32	-11.0%

Comparable Systemwide International Properties[1]

	Five Months Ended May 31, 2009 and May 31, 2008
	REVPAR		Occupancy			Average Daily Rate
Region	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Caribbean & Latin America	$112.86	-19.8%	64.0%	-8.9	% pts.	$176.23	-8.6%
Continental Europe	$94.11	-19.2%	59.4%	-7.7	% pts.	$158.38	-8.8%
United Kingdom	$86.00	-15.4%	67.1%	-5.7	% pts.	$128.19	-8.2%
Middle East & Africa	$101.69	-17.9%	70.4%	-11.5	% pts.	$144.49	-4.5%
Asia Pacific[2]	$80.52	-23.8%	60.5%	-10.3	% pts.	$133.06	-10.8%

Regional Composite[3]	$94.13	-19.6%	62.8%	-8.4	% pts.	$149.82	-8.8%

International Luxury[4]	$189.56	-22.8%	57.0%	-10.7	% pts.	$332.67	-8.2%

Total International[5]	$102.33	-20.1%	62.3%	-8.6	% pts.	$164.19	-9.0%

Worldwide[6]	$83.43	-19.1%	63.2%	-6.9	% pts.	$132.00	-10.2%

[1]

We report international results on a period basis, and international statistics on a monthly basis. Statistics are in constant dollars for January through May. International includes properties located outside the Continental United States and Canada, except for Worldwide which also includes North America.

[2]	Does not include Hawaii.
[3]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Courtyard brands. Includes Hawaii.
[4]	International Luxury includes The Ritz-Carlton properties outside of North America and Bulgari Hotels & Resorts.
[5]	Includes Regional Composite and International Luxury.
[6]

Includes international statistics for the five calendar months ended May 31, 2009 and May 31, 2008, and North American statistics for the twenty-four weeks ended June 19, 2009 and June 13, 2008. Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]
	Twelve Weeks Ended June 19, 2009 and June 13, 2008
	REVPAR		Occupancy			Average Daily Rate
Brand	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Marriott Hotels & Resorts	$109.81	-22.0%	68.6%	-7.2	% pts.	$159.98	-13.8%
Renaissance Hotels & Resorts	$107.73	-20.8%	68.1%	-7.1	% pts.	$158.24	-12.6%
Composite North American Full-Service[2]	$109.45	-21.8%	68.5%	-7.1	% pts.	$159.69	-13.6%
The Ritz-Carlton[3]	$185.34	-31.4%	61.9%	-13.9	% pts.	$299.28	-16.1%
Composite North American Full-Service & Luxury[4]	$117.05	-23.5%	67.9%	-7.8	% pts.	$172.45	-14.7%
Residence Inn	$82.78	-18.9%	71.8%	-7.6	% pts.	$115.31	-10.4%
Courtyard	$70.91	-25.8%	64.2%	-8.5	% pts.	$110.53	-16.0%
TownePlace Suites	$49.42	-20.8%	63.6%	-8.0	% pts.	$77.69	-10.8%
SpringHill Suites	$65.26	-21.9%	65.9%	-9.3	% pts.	$99.00	-10.9%
Composite North American Limited-Service[5]	$72.58	-23.3%	66.5%	-8.2	% pts.	$109.19	-13.9%
Composite – All[6]	$98.17	-23.4%	67.3%	-8.0	% pts.	$145.91	-14.4%

Comparable Systemwide North American Properties[1]
	Twelve Weeks Ended June 19, 2009 and June 13, 2008
	REVPAR		Occupancy			Average Daily Rate
Brand	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Marriott Hotels & Resorts	$96.16	-22.1%	65.5%	-7.3	% pts.	$146.79	-13.4%
Renaissance Hotels & Resorts	$95.05	-20.6%	66.0%	-6.8	% pts.	$143.92	-12.3%
Composite North American Full-Service[2]	$95.97	-21.8%	65.6%	-7.2	% pts.	$146.31	-13.3%
The Ritz-Carlton[3]	$185.34	-31.4%	61.9%	-13.9	% pts.	$299.28	-16.1%
Composite North American Full-Service & Luxury[4]	$101.30	-23.0%	65.4%	-7.6	% pts.	$154.95	-14.1%
Residence Inn	$82.71	-17.4%	72.3%	-6.6	% pts.	$114.39	-9.9%
Courtyard	$73.68	-22.0%	65.8%	-7.3	% pts.	$111.93	-13.3%
Fairfield Inn	$54.60	-17.1%	63.9%	-6.8	% pts.	$85.46	-8.2%
TownePlace Suites	$53.43	-18.0%	65.1%	-7.5	% pts.	$82.05	-8.6%
SpringHill Suites	$65.71	-18.2%	65.5%	-7.2	% pts.	$100.29	-9.2%
Composite North American Limited-Service[5]	$70.60	-19.5%	67.1%	-7.1	% pts.	$105.23	-11.0%
Composite – All[6]	$82.63	-21.2%	66.4%	-7.3	% pts.	$124.41	-12.6%

[1]	North America includes properties located in the Continental United States and Canada.
[2]	Includes the Marriott Hotels & Resorts, and Renaissance Hotels & Resorts brands.
[3]	Statistics for The Ritz-Carlton are for March through May.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]
	Twenty-four Weeks Ended June 19, 2009 and June 13, 2008
	REVPAR		Occupancy			Average Daily Rate
Brand	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Marriott Hotels & Resorts	$106.72	-19.2%	65.2%	-6.6	% pts.	$163.64	-11.0%
Renaissance Hotels & Resorts	$106.46	-16.9%	65.3%	-6.6	% pts.	$163.04	-8.5%
Composite North American Full-Service[2]	$106.68	-18.8%	65.2%	-6.6	% pts.	$163.53	-10.6%
The Ritz-Carlton[3]	$185.85	-29.6%	59.9%	-13.5	% pts.	$310.14	-13.7%
Composite North American Full-Service & Luxury[4]	$113.31	-20.5%	64.8%	-7.2	% pts.	$174.89	-11.7%
Residence Inn	$80.68	-17.8%	68.2%	-7.6	% pts.	$118.35	-8.6%
Courtyard	$69.19	-23.8%	60.4%	-8.2	% pts.	$114.46	-13.4%
TownePlace Suites	$49.09	-18.8%	60.3%	-8.0	% pts.	$81.38	-8.1%
SpringHill Suites	$62.61	-21.7%	60.9%	-9.8	% pts.	$102.73	-9.1%
Composite North American Limited-Service[5]	$70.74	-21.7%	62.7%	-8.1	% pts.	$112.80	-11.6%
Composite – All[6]	$95.05	-20.9%	63.9%	-7.6	% pts.	$148.74	-11.5%

Comparable Systemwide North American Properties[1]
	Twenty-four Weeks Ended June 19, 2009 and June 13, 2008
	REVPAR		Occupancy			Average Daily Rate
Brand	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Marriott Hotels & Resorts	$94.22	-19.4%	62.6%	-6.6	% pts.	$150.39	-11.0%
Renaissance Hotels & Resorts	$94.07	-17.3%	63.2%	-6.5	% pts.	$148.80	-8.8%
Composite North American Full-Service[2]	$94.19	-19.1%	62.7%	-6.6	% pts.	$150.12	-10.6%
The Ritz-Carlton[3]	$185.85	-29.6%	59.9%	-13.5	% pts.	$310.14	-13.7%
Composite North American Full-Service & Luxury[4]	$98.74	-20.2%	62.6%	-6.9	% pts.	$157.73	-11.4%
Residence Inn	$81.04	-15.5%	69.5%	-6.0	% pts.	$116.61	-8.2%
Courtyard	$71.43	-19.7%	62.4%	-6.6	% pts.	$114.40	-11.2%
Fairfield Inn	$51.97	-16.0%	60.3%	-6.3	% pts.	$86.24	-7.2%
TownePlace Suites	$52.38	-16.4%	61.9%	-7.3	% pts.	$84.68	-6.5%
SpringHill Suites	$64.02	-16.3%	62.4%	-6.6	% pts.	$102.64	-7.5%
Composite North American Limited-Service[5]	$68.54	-17.5%	63.8%	-6.4	% pts.	$107.38	-9.2%
Composite – All[6]	$80.28	-18.8%	63.4%	-6.6	% pts.	$126.71	-10.3%

[1]	North America includes properties located in the Continental United States and Canada.
[2]	Includes the Marriott Hotels & Resorts, and Renaissance Hotels & Resorts brands.
[3]	Statistics for The Ritz-Carlton are for January through May.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

		Adjustments
	As Reported 12 Weeks Ended June 19, 2009	Restructuring Costs & Other Charges	As Adjusted 12 Weeks Ended June 19, 2009 **	As Reported 12 Weeks Ended June 13, 2008	Percent Better / (Worse) as Adjusted 2009 vs. 2008 As Reported
Segment Revenues
Segment revenues	$355	$12	$367	$461	(20)

Segment Results
Base fees revenue	$11	$—	$11	$12	(8)
Timeshare sales and services, net	4	12	16	77	(79)
Restructuring costs	(30)	30	—	—	*
Joint venture equity earnings	(1)	1	—	2	(100)
Noncontrolling interest	4	—	4	4	—
General, administrative and other expense	(23)	7	(16)	(25)	36

Segment results	$(35)	$50	$15	$70	(79)

Sales and Services Revenue
Development	$182	$—	$182	$252	(28)
Services	80	—	80	79	1
Financing	14	12	26	49	(47)
Other revenue	7	—	7	8	(13)

Sales and services revenue	$283	$12	$295	$388	(24)

Contract Sales
Company:
Timeshare	$200	$—	$200	$291	(31)
Fractional	8	1	9	8	13
Residential	2	—	2	27	(93)

Total company	210	1	211	326	(35)
Joint ventures:
Timeshare	—	—	—	—	*
Fractional	(18)	19	1	6	(83)
Residential	17	(17)	—	2	(100)

Total joint ventures	(1)	2	1	8	(88)

Total contract sales, including joint ventures	$209	$3	$212	$334	(37)

(Loss) / Gain on Notes Sold
(Loss) / gain on notes sold	$—	$—	$—	$29	(100)

*	Percent can not be calculated.
**	Denotes non-GAAP financial measures. Please see page A-17 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

		Adjustments
	As Reported 24 Weeks Ended June 19, 2009	Restructuring Costs & Other Charges	As Adjusted 24 Weeks Ended June 19, 2009 **	As Reported 24 Weeks Ended June 13, 2008	Percent Better / (Worse) As Adjusted 2009 vs. 2008 As Reported
Segment Revenues
Segment revenues	$632	$29	$661	$863	(23)

Segment Results
Base fees revenue	$21	$—	$21	$23	(9)
Timeshare sales and services, net	(7)	28	21	90	(77)
Restructuring costs	(31)	31	—	—	*
Joint venture equity earnings	(2)	2	—	7	(100)
Noncontrolling interest	7	—	7	6	17
General, administrative and other expense	(40)	7	(33)	(52)	37

Segment results	$(52)	$68	$16	$74	(78)

Sales and Services Revenue
Development	$303	$4	$307	$457	(33)
Services	150	—	150	163	(8)
Financing	27	25	52	76	(32)
Other revenue	12	—	12	18	(33)

Sales and services revenue	$492	$29	$521	$714	(27)

Contract Sales
Company:
Timeshare	$338	$—	$338	$576	(41)
Fractional	18	1	19	16	19
Residential	(3)	4	1	39	(97)

Total company	353	5	358	631	(43)
Joint ventures:
Timeshare	—	—	—	—	*
Fractional	(5)	16	11	11	—
Residential	(10)	10	—	25	(100)

Total joint ventures	(15)	26	11	36	(69)

Total contract sales, including joint ventures	$338	$31	$369	$667	(45)

(Loss) / Gain on Notes Sold
(Loss) / gain on notes sold	$(1)	$—	$(1)	$29	(103)

*	Percent can not be calculated.
**	Denotes non-GAAP financial measures. Please see page A-17 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURE

EBITDA AND ADJUSTED EBITDA

($ in millions)

	Fiscal Year 2009
	First Quarter	Second Quarter	Total Year to Date
Net (Loss) / Income attributable to Marriott	$(23)	$37	$14
Interest expense	29	28	57
Tax provision, continuing operations	33	44	77
Tax provision, noncontrolling interest	1	2	3
Depreciation and amortization	39	42	81
Less: Depreciation reimbursed by third-party owners	(2)	(2)	(4)
Interest expense from unconsolidated joint ventures	3	6	9
Depreciation and amortization from unconsolidated joint ventures	6	6	12

EBITDA **	$86	$163	$249

Restructuring costs and other charges
Severance	2	10	12
Facilities exit costs	—	22	22
Development cancellations	—	1	1

Total restructuring costs	2	33	35

Impairment of investments and other, net of prior year reserves	68	3	71
Reserves for loan losses	42	1	43
Contract cancellation allowances	4	1	5
Residual interests valuation	13	12	25
System development write-off	—	7	7

Total other charges	127	24	151

Total restructuring costs and other charges	129	57	186

Adjusted EBITDA **	$215	$220	$435

Decrease over 2008 Adjusted EBITDA	-25%	-43%	-35%

	Fiscal Year 2008
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net Income/ (Loss) attributable to Marriott	$121	$157	$94	$(10)	$362
Interest expense	42	38	33	50	163
Tax provision, continuing operations	75	139	103	33	350
Tax provision, minority interest	1	1	5	2	9
Tax benefit, synthetic fuel	—	(6)	(1)	—	(7)
Depreciation and amortization	41	47	42	60	190
Less: Depreciation reimbursed by third-party owners	(3)	(3)	(2)	(2)	(10)
Interest expense from unconsolidated joint ventures	4	4	5	5	18
Depreciation and amortization from unconsolidated joint ventures	5	6	6	10	27

EBITDA **	$286	$383	$285	$148	$1,102

Discontinued operations adjustment (synthetic fuel)	1	2	1	—	4
Restructuring costs and other charges
Severance	—	—	—	19	19
Facilities exit costs	—	—	—	5	5
Development cancellations	—	—	—	31	31

Total restructuring costs	—	—	—	55	55

Reserves for expected fundings	—	—	—	16	16
Inventory write-downs	—	—	—	9	9
Contract cancellation allowances	—	—	—	12	12
Accounts receivable-bad debts	—	—	—	4	4
Residual interests valuation	—	—	—	32	32
Hedge ineffectiveness	—	—	—	12	12
Impairment of investments and other	—	—	—	30	30
Reserves for loan losses	—	—	—	22	22

Total other charges	—	—	—	137	137

Total restructuring costs and other charges	—	—	—	192	192

Adjusted EBITDA **	$287	$385	$286	$340	$1,298

The following items make up the discontinued operations adjustment (synthetic fuel)
Pre-tax Synthetic Fuel losses	$1	$2	$1	$—	$4

EBITDA adjustment for discontinued operations (synthetic fuel)	$1	$2	$1	$—	$4

**	Denotes non-GAAP financial measures. Please see page A-17 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

SUMMARY OF RESTRUCTURING COSTS AND OTHER CHARGES

SECOND QUARTER AND SECOND QUARTER YEAR-TO-DATE 2009

($ in millions)

External Line	Description	Q2 Amount	Q2 YTD Amount
Timeshare sales and services revenue	Mark-to-market of residual interests	$12	$25
	Contract sale cancellation allowances	—	4

	Timeshare sales and services revenue	12	29

Timeshare—direct expenses	Contract sale cancellation allowances	—	(1)

	Timeshare - direct expenses	—	(1)

Restructuring costs	Severance	10	12
	Facilities exit costs	22	22
	Development cancellations	1	1

	Restructuring costs	33	35

General, administrative and other	System development write-down	7	7
	Accounts receivable and guarantee charges	3	3
	Reserves for security deposits, net of prior year reserves	—	38

	General, administrative and other	10	48

Provision for loan losses	Loan impairments	1	43

	Provision for loan losses	1	43

Equity in (earnings) losses	Contract sale cancellation allowances	1	2
	Investment impairment	—	30

	Equity in (earnings) losses	1	32

	Restructuring Costs & Other Charges Total	$57	$186

	Tax Impact	(27)	(72)

	Restructuring Costs & Other Charges Net of Tax	$30	$114

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

Total Debt Net of Cash

($ in millions)

	Balance at End of 2009 Second Quarter	Balance at Year-End 2008	Better/ (Worse) Change
Total debt	$2,849	$3,095	$246
Cash and cash equivalents	(125)	(134)	(9)

Total debt net of cash**	$2,724	$2,961	$237

	Range		Range
	Estimated Balance Year-End 2009 (a)	Estimated Balance Year-End 2009 (b)	As Compared to Balance at Year-End 2008
			Better/(Worse) Change (a)	Better/(Worse) Change (b)
Total debt	$2,476	$2,426	$619	$669
Cash and cash equivalents	(115)	(115)	(19)	(19)

Total debt net of cash**	$2,361	$2,311	$600	$650

(a)	Assumes $619M debt repayment in 2009 and $19M reduction in cash
(b)	Assumes $669M debt repayment in 2009 and $19M reduction in cash

**	Denotes non-GAAP financial measures. Please see page A-17 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURE RECONCILIATION

MEASURES THAT EXCLUDE RESTRUCTURING COSTS AND OTHER CHARGES IN 2008

($ in millions)

Full Year 2008
General, administrative and other expenses	$783
Less: Restructuring costs and other charges	(32)

General, administrative and other expenses excluding restructuring costs and other charges**	$751

**	Denotes non-GAAP financial measures. Please see page A-17 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURE RECONCILIATION

INTERNAL PLANNING ASSUMPTIONS AND RELATED ESTIMATES THAT

EXCLUDE RESTRUCTURING COSTS AND OTHER CHARGES AND CERTAIN TAX ITEMS IN 2009

($ in millions, except per share amounts)

	Assumed/Estimated Full Year 2009
Timeshare sales and services revenue net of Timeshare direct expenses	$14
Add back: Restructuring costs and other charges	31

Timeshare sales and services (net) excluding restructuring costs and other charges**	$45

	Range
	Assumed/Estimated Full Year 2009	Assumed/Estimated Full Year 2009
General, administrative and other expenses	$633	$653
Less: Restructuring costs and other charges	(48)	(48)

General, administrative and other expenses excluding restructuring costs and other charges**	$585	$605

	Range		Range
	Assumed/Estimated Third Quarter 2009	Assumed/Estimated Third Quarter 2009	Assumed/Estimated Full Year 2009	Assumed/Estimated Full Year 2009
Earnings per share attributable to Marriott shareholders	$0.07	$0.12	$0.31	$0.41
Add back: Restructuring costs and other charges and certain tax items	0.02	0.02	0.45	0.45

Earnings per share attributable to Marriott shareholders excluding restructuring costs and other charges and certain tax items**	$0.09	$0.14	$0.76	$0.86

	Assumed/Estimated Full Year 2009
Timeshare segment results	$(53)
Add back: Restructuring costs and other charges	78

Timeshare segment results excluding restructuring costs and other charges**	$25

**	Denotes non-GAAP financial measures. Please see page A-17 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures are not alternatives to revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Measures That Exclude Restructuring Costs and Other Charges and Certain Tax Expenses. Management evaluates non-GAAP measures that exclude the impact of restructuring costs and other charges and certain tax expenses incurred in the 2009 first quarter and 2009 and 2008 second quarters as well as estimated restructuring costs and other charges expected to be incurred in the third quarter of 2009 and full year 2009 because those non-GAAP measures allow for period-over-period comparisons of our on-going core operations before material charges. These non-GAAP measures also facilitate management’s comparison of results from our on-going operations before material charges with results from other lodging companies.

During the latter part of 2008 and particularly the fourth quarter, we experienced a significant decline in demand for hotel rooms both domestically and internationally due, in part, to the failures and near failures of several large financial service companies and the dramatic downturn in the economy. Our capital intensive Timeshare business was also hurt by the downturn in market conditions and particularly, the significant deterioration in the credit markets, which resulted in our decision not to complete a note sale in the fourth quarter of 2008 (although we did complete a note sale in the first quarter of 2009). These declines resulted in reduced management and franchise fees, cancellation of development projects, reduced timeshare contract sales, contract cancellation allowances, and charges and reserves associated with expected fundings, loans, Timeshare inventory, accounts receivable, contract cancellation allowances, valuation of Timeshare residual interests, hedge ineffectiveness, and asset impairments. We responded by implementing various cost saving measures, beginning in the fourth quarter of 2008 and which continued in the first quarter of 2009 and second quarter of 2009, and resulted in first quarter 2009 restructuring costs of $2 million and second quarter 2009 restructuring costs of $33 million that were directly related to the downturn. We also incurred other first quarter 2009 and second quarter 2009 charges totaling $127 million and $24 million, respectively, that were directly related to the downturn, including asset impairment charges, accounts receivable and guarantee charges, reserves associated with loans, reversal of the liability related to expected fundings, Timeshare contract cancellation allowances, and charges related to the valuation of Timeshare residual interests. Currently, we expect to incur $9 to $11 million (our calculation assumes $10 million) in restructuring costs and other charges in the 2009 third quarter. For full year 2009, we expect restructuring costs and other charges to total $197 million to $202 million (our calculation assumes $201 million) as a result of our restructuring efforts and the economic downturn, which includes $186 million of restructuring costs and other charges already incurred in the first half of 2009. These estimates are subject to change.

Certain tax expenses included $26 million in the 2009 first quarter, $17 million in the 2009 second quarter and $24 million in the 2008 second quarter of non-cash charges primarily related to the treatment of funds received from certain foreign subsidiaries that is in ongoing discussion with the Internal Revenue Service (“IRS”). Additionally, certain tax expenses in the 2008 second quarter also reflected $12 million of tax expense due primarily to prior years’ tax adjustments, including a settlement with the IRS that resulted in a lower than expected refund of taxes associated with a 1995 leasing transaction.

Earnings Before Interest, Taxes, Depreciation and Amortization. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is used by analysts, lenders, investors and others, as well as by us, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and tax expense can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Adjusted EBITDA. Management also evaluates adjusted EBITDA which excludes: (1) the 2009 second quarter restructuring costs and other charges totaling $57 million; (2) the 2009 first quarter restructuring costs and other charges totaling $129 million; (3) the 2008 fourth quarter restructuring costs and other charges totaling $192 million; and (4) the first and second quarter 2008 impact of the synthetic fuel business. Management excludes the restructuring costs and other charges incurred in the 2009 first and second quarters and in the 2008 fourth quarter for the reasons noted above under “Measures That Exclude Restructuring Costs and Other Charges and Certain Tax Expenses.” Fourth quarter 2008 restructuring costs and other charges included $55 million of restructuring costs and $137 million of other charges, including charges and reserves associated with expected fundings, loans, Timeshare inventory, accounts receivable, contract cancellation allowances, valuation of Timeshare residual interests, hedge ineffectiveness, and asset impairments. Management also excludes the first and second quarter 2008 impact of the synthetic fuel business, which was discontinued in 2007 and which did not relate to our core lodging business, to allow for period-over-period comparisons of our on-going core lodging operations and facilitate management’s comparison of our results with those of other lodging companies.

Total Debt, Net of Cash (or, “Net Debt”). Total debt net of cash reflects total debt less cash and cash equivalents. Management considers total debt net of cash to be a more accurate indicator of the net debt that must be repaid or refinanced at maturity (as it gives consideration to cash resources available to retire a portion of the debt when due). Additionally, management believes that this financial measure provides a clearer picture of the future demands on cash to repay debt. Management uses this financial measure in making decisions regarding its borrowing capacity and future refinancing needs.